Exhibit 99

Jefferies Reports Record 2017 Net Revenues and Net Income Led by 48% Increase in Investment Banking Net Revenues and 19% Increase in Total Equities and Fixed Income Net Revenues

NEW YORK--(BUSINESS WIRE)--December 19, 2017--Jefferies Group LLC today announced financial results for its fiscal fourth quarter and full year 2017.

Highlights for the twelve months ended November 30, 2017:

  Record Total Net Revenues of $3.20 billion
  Record Investment Banking Net Revenues of $1.76 billion
  Total Equities and Fixed Income Net Revenues of $1.42 billion
  Earnings Before Income Taxes of $505 million
  Record Net Earnings of $358 million

Highlights for the three months ended November 30, 2017:

  Total Net Revenues of $823 million
  Record Investment Banking Net Revenues of $529 million
  Total Equities and Fixed Income Net Revenues of $289 million
  Earnings Before Income Taxes of $142 million
  Net Earnings of $90 million

Rich Handler, Chairman and Chief Executive Officer, and Brian Friedman, Chairman of the Executive Committee, commented: “We are pleased that Jefferies' 2017 net revenues and net income represent the best results in our 55-year history. Our strategy of prioritizing expansion of our investment banking effort continues to succeed and should yield further growth over the next several years. The competitive landscape continues to provide opportunities for Jefferies to grow further by leveraging the unique blend of our non-bank Wall Street culture and business model, deep and broad sectoral expertise, and global geographic reach in investment banking, equity and fixed income trading, and research. We enter 2018 with strong momentum throughout our Company.”

“Our fourth quarter performance was driven by $529 million in Investment Banking net revenues. These quarterly record Investment Banking results reflect solid contributions from equity and debt capital markets, strong performance in our merger and acquisition advisory business, and broad participation across our industry groups and regional efforts. Our Equities net revenues of $194 million were solid, while our Fixed Income net revenues of $95 million are reflective of a period of lighter volumes, particularly in November, and narrower bid - offer spreads.”

“We would like to express our sincere thanks to our 3,450 employee-partners around the globe for their commitment, hard work, loyalty, integrity and dedication in serving our clients and Leucadia's shareholders.”

The attached financial tables should be read in conjunction with our Quarterly Report on Form 10-Q for the quarter ended August 31, 2017, our Annual Report on Form 10-K for the year ended November 30, 2016 and our amended Annual Report on Form 10-K/A for the year ended November 30, 2016. Amounts herein pertaining to November 30, 2017 represent a preliminary estimate as of the date of this earnings release and may be revised in our Annual Report on Form 10-K for the year ended November 30, 2017.

This release contains "forward-looking statements" within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include statements about our future results and performance, including our future market share and expected financial results. It is possible that the actual results may differ materially from the anticipated results indicated in these forward-looking statements. Please refer to our most recent Annual Report on Form 10-K for a discussion of important factors that could cause actual results to differ materially from those projected in these forward-looking statements.

Jefferies, the world's only independent full-service global investment banking firm focused on serving clients for over 50 years, is a leader in providing insight, expertise and execution to investors, companies and governments. Our firm provides a full range of investment banking, sales, trading, research and strategy across the spectrum of equities, fixed income and foreign exchange, as well as wealth management, in the Americas, Europe and Asia. Jefferies Group LLC is a wholly-owned subsidiary of Leucadia National Corporation (NYSE: LUK), a diversified holding company.

JEFFERIES GROUP LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(Amounts in Thousands)
(Unaudited)

	Quarter Ended
	November 30, 2017	August 31, 2017	November 30, 2016

Revenues:
Commissions and other fees	$155,710	$139,082	$157,549
Principal transactions	107,418	185,215	137,362
Investment banking	528,699	475,702	415,067
Asset management fees and investment income from managed funds	4,769	5,465	1,319
Interest	245,278	230,496	202,002
Other	39,625	12,371	26,661
Total revenues	1,081,499	1,048,331	939,960
Interest expense	258,889	247,639	198,191
Net revenues	822,610	800,692	741,769

Non-interest expenses:
Compensation and benefits	455,469	462,933	427,451

Non-compensation expenses:
Floor brokerage and clearing fees	41,257	44,869	42,946
Technology and communications	73,817	72,440	66,396
Occupancy and equipment rental	25,759	27,736	26,635
Business development	27,661	23,125	25,405
Professional services	31,167	25,007	29,763
Other	25,200	22,318	26,644
Total non-compensation expenses	224,861	215,495	217,789
Total non-interest expenses	680,330	678,428	645,240
Earnings before income taxes	142,280	122,264	96,529
Income tax expense	52,331	38,439	9,454
Net earnings	89,949	83,825	87,075
Net earnings (loss) attributable to noncontrolling interests	36	10	(105)
Net earnings attributable to Jefferies Group LLC	$89,913	$83,815	$87,180

Pretax operating margin	17.3%	15.3%	13.0%
Effective tax rate (1)	36.8%	31.4%	9.8%
(1)	The effective tax rate for the three months ended November 30, 2016 was impacted by revisions to previously forecasted results.

JEFFERIES GROUP LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(Amounts in Thousands)
(Unaudited)

	Twelve Months Ended
	November 30, 2017	November 30, 2016

Revenues:
Commissions and other fees	$593,257	$611,574
Principal transactions	800,660	519,652
Investment banking	1,764,285	1,193,973
Asset management fees and investment income from managed funds	16,463	31,062
Interest	905,601	857,838
Other	98,316	19,724
Total revenues	4,178,582	3,233,823
Interest expense	980,473	819,209
Net revenues	3,198,109	2,414,614

Non-interest expenses:
Compensation and benefits	1,829,096	1,568,948

Non-compensation expenses:
Floor brokerage and clearing fees	179,478	167,205
Technology and communications	279,242	262,396
Occupancy and equipment rental	102,904	101,133
Business development	99,884	93,105
Professional services	114,711	112,562
Other	87,870	79,293
Total non-compensation expenses	864,089	815,694
Total non-interest expenses	2,693,185	2,384,642
Earnings before income taxes	504,924	29,972
Income tax expense	147,340	14,566
Net earnings	357,584	15,406
Net earnings (loss) attributable to noncontrolling interests	86	(28)
Net earnings attributable to Jefferies Group LLC	$357,498	$15,434

Pretax operating margin	15.8%	1.2%
Effective tax rate	29.2%	48.6%

JEFFERIES GROUP LLC AND SUBSIDIARIES
SELECTED STATISTICAL INFORMATION
(Amounts in Thousands, Except Other Data)
(Unaudited)

	Quarter Ended
	November 30, 2017	August 31, 2017	November 30, 2016
Revenues by Source
Equities	$194,426	$176,789	$175,960
Fixed income	94,716	142,736	149,423
Total Equities and Fixed income	289,142	319,525	325,383

Equity	122,424	86,081	62,085
Debt	174,484	186,261	128,706
Capital markets	296,908	272,342	190,791
Advisory	231,791	203,360	224,276
Total Investment banking	528,699	475,702	415,067

Asset management fees and investment income from managed funds:
Asset management fees	4,122	4,272	633
Investment income from managed funds	647	1,193	686
Total	4,769	5,465	1,319
Net revenues	$822,610	$800,692	$741,769

Other Data
Number of trading days	63	65	63
Number of trading loss days	5	3	11

Average firmwide VaR (in millions) (1)	$5.29	$6.51	$8.46
(1)	VaR estimates the potential loss in value of our trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. For a further discussion of the calculation of VaR, see "Value-at-Risk" in Part II, Item 7 "Management's Discussion and Analysis" in our Annual Report on Form 10-K for the year ended November 30, 2016.

JEFFERIES GROUP LLC AND SUBSIDIARIES
SELECTED STATISTICAL INFORMATION
(Amounts in Thousands, Except Other Data)
(Unaudited)

	Twelve Months Ended
	November 30, 2017	November 30, 2016
Revenues by Source
Equities	$799,451	$549,553
Fixed income	617,910	640,026
Total Equities and Fixed income	1,417,361	1,189,579

Equity	344,973	235,207
Debt	649,220	304,576
Capital markets	994,193	539,783
Advisory	770,092	654,190
Total Investment banking	1,764,285	1,193,973

Asset management fees and investment income (loss) from managed funds:
Asset management fees	20,490	26,412
Investment income (loss) from managed funds	(4,027)	4,650
Total	16,463	31,062
Net revenues	$3,198,109	$2,414,614

Other Data
Number of trading days	252	253
Number of trading loss days	14	38

Average firmwide VaR (in millions) (1)	$7.79	$7.91
(1)	VaR estimates the potential loss in value of our trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. For a further discussion of the calculation of VaR, see "Value-at-Risk" in Part II, Item 7 "Management's Discussion and Analysis" in our Annual Report on Form 10-K for the year ended November 30, 2016.

JEFFERIES GROUP LLC AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
(Amounts in Millions, Except Where Noted)
(Unaudited)

	Quarter Ended
	November 30, 2017	August 31, 2017	November 30, 2016

Financial position:
Total assets (1)	$39,706	$39,358	$36,941
Average total assets for the period (1)	$47,058	$45,311	$43,412
Average total assets less goodwill and intangible assets for the period (1)	$45,215	$43,467	$41,560

Cash and cash equivalents (1)	$5,164	$4,807	$3,529
Cash and cash equivalents and other sources of liquidity (1) (2)	$6,709	$6,191	$5,303
Cash and cash equivalents and other sources of liquidity - % total assets (1) (2)	16.9%	15.7%	14.4%
Cash and cash equivalents and other sources of liquidity - % total assets less goodwill and intangible assets (1) (2)	17.7%	16.5%	15.1%

Financial instruments owned (1)	$13,998	$14,037	$13,810
Goodwill and intangible assets (1)	$1,843	$1,841	$1,847

Total equity (including noncontrolling interests) (1)	$5,760	$5,655	$5,371
Total Jefferies Group LLC member's equity (1)	$5,759	$5,654	$5,370
Tangible Jefferies Group LLC member's equity (1) (3)	$3,916	$3,813	$3,523

Level 3 financial instruments:
Level 3 financial instruments owned (1) (4)	$328	$348	$413
Level 3 financial instruments owned - % total assets	0.8%	0.9%	1.1%
Level 3 financial instruments owned - % total financial instruments (1)	2.3%	2.5%	3.0%
Level 3 financial instruments owned - % tangible Jefferies Group LLC member's equity	8.4%	9.1%	11.7%

Other data and financial ratios:
Total long-term capital (1) (5)	$11,162	$11,038	$10,501
Leverage ratio (1) (6)	6.9	7.0	6.9
Tangible gross leverage ratio (1) (7)	9.7	9.8	10.0

Number of trading days	63	65	63
Number of trading loss days	5	3	11
Average firmwide VaR (8)	$5.29	$6.51	$8.46

Number of employees, at period end	3,450	3,438	3,329

JEFFERIES GROUP LLC AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS - FOOTNOTES

(1)	Amounts pertaining to November 30, 2017 represent a preliminary estimate as of the date of this earnings release and may be revised in our Annual Report on Form 10-K for the year ended November 30, 2017.

(2)	At November 30, 2017, other sources of liquidity include high quality sovereign government securities and reverse repurchase agreements collateralized by U.S. government securities and other high quality sovereign government securities of $1,031 million, in aggregate, and $514 million, being the estimated amount of additional secured financing that could be reasonably expected to be obtained from our financial instruments that are currently not pledged after considering reasonable financing haircuts. The corresponding amounts included in other sources of liquidity at August 31, 2017 were $1,083 million and $301 million, respectively, and at November 30, 2016, were $1,455 million and $319 million, respectively.

(3)	Tangible Jefferies Group LLC member's equity (a non-GAAP financial measure) represents total Jefferies Group LLC member's equity less goodwill and identifiable intangible assets. We believe that tangible Jefferies Group LLC member's equity is meaningful for valuation purposes, as financial companies are often measured as a multiple of tangible equity, making these ratios meaningful for investors.

(4)	Level 3 financial instruments represent those financial instruments classified as such under Accounting Standards Codification 820, accounted for at fair value and included within Financial instruments owned.

(5)	At November 30, 2017, August 31, 2017 and November 30, 2016, total long-term capital includes our long-term debt of $5,403 million, $5,383 million and $5,131 million, respectively, and total equity. Long-term debt included in total long-term capital is reduced by the amount of debt maturing in less than one year, as applicable.

(6)	Leverage ratio equals total assets divided by total equity.

(7)	Tangible gross leverage ratio (a non-GAAP financial measure) equals total assets less goodwill and identifiable intangible assets divided by tangible Jefferies Group LLC member's equity. The tangible gross leverage ratio is used by rating agencies in assessing our leverage ratio.

(8)	VaR estimates the potential loss in value of our trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. For a further discussion of the calculation of VaR, see "Value-at-Risk" in Part II, Item 7 "Management's Discussion and Analysis" in our Annual Report on Form 10-K for the year ended November 30, 2016.

CONTACT:
Jefferies Group LLC
Peregrine C. Broadbent, 212-284-2338
Chief Financial Officer